As filed with the Securities and Exchange Commission on January 16, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sucampo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	30-0520478
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4520 East West Highway, 3rd Floor

Bethesda, MD 20814

(301) 961-3400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter S. Greenleaf

Chief Executive Officer

Sucampo Pharmaceuticals, Inc.

4520 East West Highway, 3rd Floor

Bethesda, MD 20814

(301) 961-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gordon M. Bava, Esq. Matthew S. O’Loughlin, Esq. Manatt, Phelps & Phillips, LLP 11355 West Olympic Boulevard Los Angeles, CA 90064 (310) 312-4000 (310) 312-4224 Facsimile	Thomas J. Knapp, Esq. Executive Vice President, Chief Legal Officer Sucampo Pharmaceuticals, Inc. 4520 East West Highway, 3rd Floor Bethesda, MD 20814 (301) 961-3400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Class A Common Stock, par value $0.01 per share	25,675,255	$14.05	$360,737,332.75	$41,917.68

(1)	In accordance with Rule 416(a) under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s shares of class A common stock as reported on The NASDAQ Global Market on January 15, 2015.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 16, 2015

Prospectus

25,675,255

Shares of Class A Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 25,675,255 shares of our class A common stock that may be resold from time to time by the selling stockholders identified in this prospectus, including their transferees, donees, pledgees, assignees and successors-in-interest. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of class A common stock by the selling stockholders.

The selling stockholders may sell all or a portion of the shares directly to purchasers or through underwriters, brokers-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See the section titled “Plan of Distribution” in this prospectus for a more complete description of the ways in which the shares may be sold. We have agreed to bear the reasonable expenses in connection with the registration of the shares of class A common stock to be offered by this prospectus by the selling stockholders other than all discounts and selling commissions allocable to the sale of such shares, which will be borne by the selling stockholders.

Our class A common stock is listed on The NASDAQ Global Market under the symbol “SCMP.” On January 15, 2015, the last reported sale price of our common stock on The NASDAQ Global Market was $13.75 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2015.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of that document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

References in this prospectus to “the Company,” “Sucampo,” “we”, “us” and “our” refer to Sucampo Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus including financial statements and other information incorporated by reference into the prospectus, including the risks discussed under the heading “Risk Factors” contained in this prospectus and in the other documents that are incorporated by reference into this prospectus.

Sucampo Pharmaceuticals, Inc.

We are a global biopharmaceutical company focused on innovative research; discovery, development and commercialization of proprietary drugs to treat gastrointestinal, ophthalmic, neurologic, and oncology-based inflammatory disorders. Over the next five years, we intend to expand our management, organizational and operational capabilities, expand our global partnerships, develop our diversified product pipeline and acquire non-prostone clinical candidates, and enhance our capital structure.

We currently generate revenue mainly from product royalties, development milestone payments, product sales and clinical development activities. Our principal product lines have been based on AMITIZA® (lubiprostone) and RESCULA®. In the fourth quarter of 2014, we ceased marketing RESCULA® and no further orders have been made for the product. We expect to continue to incur significant expenses for the next several years as we continue our research and development activities, seek regulatory approvals and additional indications for approved products and other compounds, seek partnering opportunities for the approved products and compounds on a global basis, and seek strategic opportunities for non-prostone clinical candidates.

In the United States, AMITIZA® is marketed for three gastrointestinal indications under the October 2004 collaboration and license agreement, or the Takeda Agreement, with Takeda Pharmaceutical Company Limited, or Takeda. These indications are chronic idiopathic constipation, or CIC, in adults, irritable bowel syndrome with constipation, or IBS-C, in adult women, and opioid-induced constipation, or OIC, in adults. Takeda also holds marketing rights to AMITIZA® in Canada and we filed for regulatory approval in Canada for CIC and OIC. We are primarily responsible for clinical development activities under the Takeda Agreement, while Takeda is primarily responsible for the commercialization of AMITIZA® in the United States and Canada. The Company and Takeda initiated commercial sales of AMITIZA® in the United States for the treatment of CIC, IBS-C, and OIC in April 2006, May 2008 and May 2013, respectively.

On October 9, 2014, we and Takeda and certain Takeda affiliates executed amendments to the Takeda Agreement as well as to the ancillary agreements which, in part, extend the term of the Takeda Agreement and also provide that, during such extended term, Takeda and Sucampo will split the profits of the branded AMITIZA® products. Also, beginning April 2015, Takeda will no longer reimburse us for product details performed by its sales force.

On October 17, 2014, we and Takeda entered into a global license agreement for AMITIZA®. Under the terms of the agreement, we received an upfront payment of $14 million from Takeda and will also be eligible for up to $35 million in additional commercial milestones contingent on the achievement of certain net sales revenue targets. Takeda will be responsible for all development activities and costs, with Sucampo assuming responsibility for the first $6 million in development expenses. We will supply Takeda the product at a negotiated supply price. In addition, Takeda will become the marketing authorization holder and will be responsible for all commercialization and regulatory activities. The territories excluded from the agreement are Canada, United States, Japan and People’s Republic of China. Canada and the United States are covered by a collaboration and license agreement with Takeda and Japan is covered by a license and supply agreement with Abbott Japan Co. Ltd. The agreement is effective until it expires on a country-by-country basis on the fourteenth anniversary of the date of first commercial sale in that country.

In Japan, AMITIZA® is marketed under a license, commercialization and supply agreement, or the Abbott Agreement, with Abbott Japan Co. Ltd., or Abbott Japan, for the gastrointestinal indication of chronic constipation, or CC, excluding constipation caused by organic diseases. Abbott initiated commercial sales of AMITIZA® in Japan for the treatment of CC in November 2012. In early December 2013, the two-week limitation on prescriptions, generally applied to all new approvals of products for the first year after reimbursement price approval by the Japanese government was removed. AMITIZA® is Japan’s only prescription medicine for CC. Under the terms of the Abbott Agreement, Abbott Japan agreed to pay us a commercial milestone of $2.5 million within forty-five (45) days after the end of the month during which the first occurrence of annual net sales of lubiprostone in Japan exceeded JPY5,000,000,000. This milestone was achieved in September 2014, and Abbott Japan made the associated payment in November 2014. We have been informed that Abbott has entered into an asset purchase agreement with Mylan, Inc. or Mylan, which included transferring the Abbott Agreement to Mylan. We believe the transfer to Mylan will be completed in the first half of 2015 and we do not expect any significant changes in the commercialization of AMITIZA® in Japan.

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On October 9, 2014, we, along with R-Tech Ueno, Ltd., or RTU, and Takeda and affiliates executed a settlement and license agreement with Anchen Pharmaceuticals, Inc., Par Pharmaceutical, Inc. and Par Pharmaceutical Companies, Inc., or collectively, Par, that resolves patent litigation in the United States related to our AMITIZA® (lubiprostone) 8 mcg and 24 mcg soft gelatin capsule products. Under the terms of such agreement, Sucampo and RTU will grant Par a non-exclusive license to market Par’s generic version of lubiprostone 8 mcg soft gelatin capsule and 24 mcg soft gelatin capsule (licensed products) in the United States for the indications approved for AMITZA® beginning January 1, 2021, or earlier under certain circumstances. Beginning on January 1, 2021, Par will split with us the gross profits of the licensed products sold during the term of the agreement, which continues until each of our related patents has expired. In the event Par elects to launch an authorized generic, we agree to supply Par under the terms of a manufacturing and supply agreement at a negotiated price. Additionally, Sucampo, RTU, Takeda, and Par agreed to dismiss with prejudice the patent litigation filed in the U.S. District Court for the District of Delaware. On December 1, 2014, the Court entered a consent judgment and permanent injunction against Par, including their officers, agents, servants, employees and attorneys, enjoining them from manufacturing, using, offering to sell or selling within the United States, or importing into the United States, any generic capsule product containing 8 mcg and/or 24 mcg of lubiprostone per capsule that is the subject of Abbreviated New Drug Application, or ANDA, No. 201442 until January 1, 2021 or at such earlier date as may be permitted by such settlement and license agreement.

On October 3, 2014, we received a Paragraph IV certification notice letter regarding an ANDA submitted to the U.S. Food and Drug Administration, or FDA, by Dr. Reddy’s Laboratories, Inc., or Dr. Reddy’s, requesting approval to market, sell, and use a generic version of the 8 mcg and 24 mcg AMITIZA® soft gelatin capsule (“lubiprostone capsule”) products. In its notice letter, Dr. Reddy’s alleges that U.S. Patent Nos. 6,414,016; 6,583,174; 7,064,148; 7,417,067; 8,026,393; 8,071,613; 8,088,934; 8,097,649; 8,114,890; 8,338,639; 8,748,481; 8,779,187; 7,795,312; 8,097,653; and 8,389,542, which cover compositions, formulations and methods of using AMITIZA®, are invalid, unenforceable and/or will not be infringed by Dr. Reddy’s manufacture, use or sale of the product described in its ANDA. The latest of such patents expire in 2027. On November 12, 2014, Sucampo, R-Tech Ueno, Ltd., Takeda, and certain affiliates of Takeda have filed a patent infringement lawsuit in the United States District Court for the District of New Jersey against Dr. Reddy's Laboratories, Ltd. and Dr. Reddy's Laboratories, Inc. related to an ANDA that Dr. Reddy's filed with the FDA to market, sell and use a generic version of the 8 mcg and 24 mcg AMITIZA® (lubiprostone) soft gelatin capsule products. The lawsuit claims infringement of 7 patents that are listed in the FDA's Orange Book, with the latest expiring in 2027. We commenced the lawsuit within 45 days from the receipt of the notice letter sent by Dr. Reddy's. Under the Hatch-Waxman Act, as a result of the patent infringement lawsuit, final FDA approval of Dr. Reddy's ANDA will be stayed up to 30 months from the date of receipt of the notice letter.

On December 22, 2014, we received a Paragraph IV certification notice letter regarding an ANDA submitted to the FDA by Par requesting approval to market, sell, and use a generic version of the RESCULA® (unoprostone isopropyl ophthalmic solution) 0.15% product approved for the lowering of intraocular pressure in patients with open-angle glaucoma or ocular hypertension. In its notice letter, Par alleges that U.S. Patent Nos. 6,458,836 and 6,770,675, which cover compositions, formulations and methods of using RESCULA®, are invalid and/or will not be infringed by Par's manufacture, use or sale of the product described in its ANDA. The latest of such patents expire in 2021. We are currently reviewing the notice letter. Under the Hatch-Waxman Act, if we initiate a patent infringement lawsuit against Dr. Reddy’s within 45 days of the notice date, the FDA would automatically stay approval of Par’s ANDA until the earlier of 30 months from the notice date or entry of a U.S. District Court decision finding such patents invalid or not infringed. We intend to vigorously enforce our intellectual property.

We hold license agreements for RESCULA® (unoprostone isopropyl ophthalmic solution) 0.15% in the United States and Canada and the rest of the world, with the exception of Japan, Korea, Taiwan and the People’s Republic of China. RESCULA® is approved in the U.S. for the lowering of intraocular pressure, or IOP, in patients with open-angle glaucoma or ocular hypertension. In the fourth quarter of 2014, we ceased marketing RESCULA® and no further orders have been made for the product.

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Our other clinical development programs include the following:

Lubiprostone Reformulation for Pediatric Functional Constipation. Takeda has agreed to fund 100% of the costs for additional reformulation work for lubiprostone. Feasibility testing for this work is ongoing and is expected to be completed in the first quarter of 2015. If successful, the reformulation will enable future studies of lubiprostone in adults and younger children who may not be able to swallow the current soft gelatin capsule formulation. Currently, two of the four planned phase 3 studies for the pediatric functional constipation development program are ongoing, both of which are testing the current soft gelatin capsule formulation of lubiprostone in patients 6 to 17 years of age: a 12-week, randomized, placebo-controlled trial that initiated in December 2013 and a follow-on, long-term safety extension study that initiated in March 2014.

Intravenous and Oral Ion Channel Activators for Lumbar Spinal Stenosis. Two ion channel activators, in both the intravenous, or IV, and oral, or PO, forms, are in clinical development for the treatment of lumbar spinal stenosis, or LSS. Positive top-line results from a phase 1b trial evaluating the safety and pharmacokinetics of the orally administered ion channel activator demonstrated the compound to be generally well-tolerated. We have no plans to initiate a phase 2a study for either the IV or PO forms at this time.

Cobiprostone as an Oral Spray for Oral Mucositis. We completed a phase 1b clinical trial for the target indication of prevention and/or treatment of oral mucositis. The results of the phase 1b trial showed that cobiprostone was well-tolerated and revealed low systemic exposure. The next phase of clinical development, a phase 2a trial, is expected to begin in the first half of 2015.

Cobiprostone for Non-Erosive Reflux Disease (NERD). We intend to begin a development program for cobiprostone to treat non-erosive reflux disease (NERD) for patients who have a non-satisfactory response to proton pump inhibitors. We initiated a phase 2 program in NERD at the end of 2014.

Unoprostone isopropyl for Retinitis Pigmentosa (RP). We have received orphan drug designation for unoprostone isopropyl from the FDA and European Medicines Agency for the treatment of retinitis pigmentosa, or RP. At the end of the first quarter of 2015 we expect to receive interim, one-year data from the two-year Phase 3 study for RP in Japan, which is being funded by our partner in the study, R-Tech Ueno. We continue to work with clinical experts and regulators in the U.S. and Europe to determine a go-forward plan for development of RP in these markets. Taken together, we expect, by mid-2015, to have sufficient information on next steps in RP, with the aim to expand to a global program. Additionally, we are evaluating opportunities in other retinal diseases, such as geographic atrophy, the advanced stage of age-related macular degeneration.

Our operations are conducted through subsidiaries based in Japan, the United States, Switzerland and the United Kingdom. Our reportable geographic segments are Asia, the Americas and Europe and we evaluate the performance of these segments based primarily on income (loss) from operations, as well as other factors that depend on the growth of these segments. Such measures include the progress of research and development activities, collaboration and licensing efforts, commercialization activities and other factors.

Company Information

Our predecessor was originally incorporated under the laws of Delaware on December 5, 1996. In December 2008, we implemented a new holding company structure. In connection with this restructuring, the newly-formed holding company was named Sucampo Pharmaceuticals, Inc.

Our principal executive office is located at 4520 East West Highway, 3rd Floor, Bethesda, MD 20814, and our telephone number is (301) 961-3400. Our website address is www.sucampo.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

Our class A common stock is listed on The NASDAQ Global Market under the symbol “SCMP.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The NASDAQ Global Market or other securities exchange of the securities covered by the applicable prospectus supplement.

Recent Developments

On December 10, 2014, the Company announced that, effective as of such date, our board of directors voted to increase the authorized size of the Board by one, from seven to eight members and appointed John H. Johnson to our board of directors as a Class III member to fill such new vacancy.

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The Offering

This summary highlights selected information about us, this offering and selected information appearing elsewhere in this prospectus and in the documents we incorporate by reference herein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, any applicable prospectus supplement, and the information referred to under the heading “Risk Factors” in this prospectus on page 5 and in the documents incorporated by reference into this prospectus.

Issuer:	Sucampo Pharmaceuticals, Inc.

Class A common stock offered by the selling stockholders	Up to 25,675,255 shares of our class A common stock.

Class A common stock outstanding as of December 31, 2014	44,639,220 shares of class A common stock. We have no other shares of common stock outstanding.

Manner of offering	See “Plan of Distribution” beginning on page 11.

Use of proceeds	We will not receive any proceeds from sales of the shares of class A common stock sold from time to time under this prospectus by the selling stockholders.

Risk factors	This investment involves a high degree of risk. You should read the description of risks set forth under "Risk Factors" beginning on page 5 of this prospectus or otherwise incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase our class A common stock.

NASDAQ Global Market class A common stock symbol	“SCMP”

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RISK FACTORS

Investing in our common stock involves risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our most recent quarterly report on Form 10-Q, each of which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future including any applicable prospectus supplement. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Class A Common Stock and to this Offering

Our founders maintain the ability to control all matters submitted to stockholders for approval, which could result in actions of which you or other stockholders do not approve.

Our founders, Dr. Sachiko Kuno and Dr. Ryuji Ueno, together beneficially own directly and indirectly, as of January 15, 2015, 25,675,255 shares of class A common stock, representing approximately 57.28% of our outstanding class A common stock. All of these shares may be offered by the selling stockholders in the offering under this prospectus. As a result, Drs. Ueno and Kuno, who are married, acting by themselves, are currently able to control the outcome of matters that our stockholders vote upon, including the election of directors, amendments to our certificate of incorporation, and mergers or other business combinations. Therefore, until such time that the selling stockholders dispose of a significant portion of their shares of class A common stock pursuant to this prospectus or otherwise, this concentration of ownership and voting power may have the effect of delaying or preventing a change in control of our company and could prevent stockholders from receiving a premium over the market price if a change in control is proposed.

Provisions in our corporate charter documents and under Delaware law may prevent or frustrate attempts by our stockholders to change our management and hinder efforts to acquire a controlling interest in us, and the market price of our class A common stock may be lower as a result.

There are provisions in our certificate of incorporation and by-laws that may make it difficult for a third party to acquire, or attempt to acquire, control of our company, even if a change in control was considered favorable by you and other stockholders. For example, our Board of Directors has the authority to issue up to 5,000,000 shares of preferred stock. The Board of Directors can fix the price, rights, preferences, privileges, and restrictions of the preferred stock without any further vote or action by our stockholders. The issuance of shares of preferred stock may delay or prevent a change in control transaction. As a result, the market price of our class A common stock and the voting and other rights of our stockholders may be adversely affected. An issuance of shares of preferred stock may result in the loss of voting control to other stockholders.

Our charter documents contain other provisions that could have an anti-takeover effect, including:

•	only one of our three classes of directors will be elected each year;
•	stockholders are not entitled to remove directors other than by a 75.0% vote and for cause;
•	stockholders are not be permitted to take actions by written consent;
•	stockholders cannot call a special meeting of stockholders; and
•	stockholders must give advance notice to nominate directors or submit proposals for consideration at stockholder meetings.

In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. These provisions could discourage potential acquisition proposals and could delay or prevent a change in control transaction. They could also have the effect of discouraging others from making tender offers for our class A common stock. These provisions may also prevent changes in our management.

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Our class A common stock is thinly traded and our stock price is volatile; investors in our class A common stock could incur substantial losses.

The public trading market for our class A common stock is characterized by small trading volumes and a highly volatile stock price. The stock market in general and the market for pharmaceutical and biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their class A common stock at or above the price they paid, and may have difficulty selling their shares at any price. The market price for our class A common stock may be influenced by many factors, including:

•	failure of AMITIZA® (lubiprostone) and RESCULA® (unoprostone isopropyl) or other approved products, if any, to achieve commercial success;
•	results of clinical trials of our product candidates or those of our competitors;
•	the regulatory status of our product candidates;
•	the success of competitive products or technologies;
•	regulatory developments in the U.S. and foreign countries;
•	developments or disputes concerning patents or other proprietary rights;
•	the ability of our third party suppliers and manufacturers to perform;
•	actual or anticipated fluctuations in our quarterly financial results;
•	variations in the financial results of companies that are perceived to be similar to us;
•	changes in the structure of healthcare payment systems and other regulatory developments;
•	market conditions in the pharmaceutical and biotechnology sectors and issuance of new or changed securities analysts’ reports or recommendations; and
•	general economic, industry and market conditions.

We will not be able to control many of these factors, and we believe that period-to-period comparisons of our financial results will not necessarily be indicative of our future performance.

In addition, the stock market in general, and the market for pharmaceutical and biotechnology companies in particular, has experienced extreme price and volume fluctuations that might have been unrelated or disproportionate to the operating performance of individual companies. These broad market and industry factors might seriously harm the market price of our class A common stock, regardless of our operating performance.

We do not anticipate paying dividends on our capital stock.

We do not intend to pay dividends on our capital stock in the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our board of directors. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our capital stock, which is uncertain and unpredictable. There is no guarantee that our capital stock will appreciate in value or even maintain the price at which you purchased your shares.

Substantial future sales of our class A common stock in the public market may depress our stock price and make it difficult for you to recover the full value of your investment in our shares of class A common stock.

As of January 15, 2015, we had 44,822,929 shares of class A common stock outstanding. Substantially all of these shares are available for public sale, subject in some cases to volume and other limitations or delivery of a prospectus. The market price of our class A common stock may decline if our class A common stockholders sell a large number of shares of our class A common stock in the public market, or the market perceives that such sales may occur. In addition, as of January 15, 2015, we had 4,458,025 outstanding options to purchase an aggregate of 4,458,025 shares of our class A common stock. If these options are exercised and the shares issued upon exercise are sold, the market price of our securities may also decline. These factors also could impair our ability to raise needed capital by depressing the price at which we could sell our securities.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in it, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 as amended, or the Exchange Act. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as “incorporation by reference.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “could,” “may” or other similar expressions in this prospectus or the documents incorporated by reference.

We caution investors that any forward-looking statements presented in this prospectus or the documents incorporated by reference, or those which we may make orally or in writing from time to time, are based on our beliefs and assumptions, as well as information currently available to us. Such statements are based on assumptions and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include the following:

•	the sales and marketing success of AMITIZA® (lubiprostone) in the United States and in jurisdictions outside the United States;

•	our plans to develop unoprostone isopropyl, cobiprostone, SPI 017 and SPI 3608 and other potential prostone products;

•	our collaborative arrangements with Takeda Pharmaceutical Company Limited and Abbott Japan Co. Ltd.;

•	our ongoing and planned research programs and clinical trials;

•	the timing of and our ability to obtain and maintain regulatory approvals and any related restrictions, limitations and/or warnings in the label of an approved product;

•	the rate and degree of market acceptance and clinical utility of our products;

•	our ability to quickly and efficiently develop clinical candidates;

•	our ability to in-license non-prostone clinical candidates;

•	our ability to make strategic acquisitions;

•	the size and growth potential of the markets for our products and our ability to serve those markets;

•	our marketing strategy and manufacturing relationships and strategy, including the performance of our third party suppliers and manufacturers;

•	regulatory developments in the United States and foreign countries;

•	the ability to attract and retain key scientific or management personnel;

•	our ability to access capital;

•	our intellectual property portfolio and our ability to obtain and maintain intellectual property protections for our products; and

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•	our estimates regarding expenses, future revenues, capital requirements and needs for additional financing.

This prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the dates that such statements are made.

For more information on the uncertainty of forward-looking statements, see “Risk Factors” in our Annual Reports on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q and any applicable prospectus supplement.

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USE OF PROCEEDS

This prospectus relates to shares of our class A common stock that may be offered and sold from time to time by the selling stockholders. We will receive no proceeds from the sale of class A common stock by the selling stockholders in this offering.

DETERMINATION OF OFFERING PRICE

 The selling stockholders may offer and sell the shares of class A common stock covered by this prospectus at prevailing market prices or privately negotiated prices. See “Plan of Distribution.”

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SELLING STOCKHOLDERS

The registration statement, of which this prospectus forms a part, relates to the registration and possible resale of up to 25,675,255 shares of our class A common stock by the selling stockholders named below. Other than certain shares acquired by Drs. Ueno and Kuno under employee incentive plan arrangements, substantially all of the shares offered by the selling stockholders were acquired by such selling stockholder or an affiliate prior to our August 2007 initial public offering.

The following table sets forth information with respect to the beneficial ownership of our class A common stock, as of January 15, 2015, held by the selling stockholders, the number of shares being offered hereby and information with respect to shares to be beneficially owned by the selling stockholders assuming all the shares registered hereunder are sold in this offering. The percentages in the following table reflect the shares beneficially owned by the selling stockholders as a percentage of the total number of shares of our common stock outstanding as of January 15, 2015.

Selling Security Holder	Number of Shares Beneficially Owned	Number of Shares Offered	Number of Shares Owned After Offering (1)	Percentage Owned After Offering (1)
S&R Technology Holdings, LLC (2)	21,460,802	21,460,802	0	0%

S&R Foundation (3)	3,800,566	3,800,566	0	0%

Ryuji Ueno, M.D., Ph.D., Ph.D. (4)	25,675,255	353,530	0	0%

Sachiko Kuno, Ph.D. (5)	25,675,255	60,357	0	0%

(1)	Assumes that all the selling stockholders dispose of all the shares of class A common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(2)	Voting and dispositive power with respect to the shares held by S&R Technology Holdings, LLC, or S&R, is held by Drs. Ryuji Ueno and Sachiko Kuno, who wholly own S&R, serve as its managing members and are married to each other.

(3)	Voting and dispositive power with respect to the shares held by S&R Foundation is held by its board of directors, of which Dr. Kuno is a member.

(4)	Includes 21,460,802 shares held by S&R. Dr. Ueno disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 60,357 shares held by Dr. Ueno’s wife, Dr. Kuno, and 3,800,566 shares held by S&R Foundation. Dr. Ueno disclaims beneficial ownership of these shares.

(5)	Includes 21,460,802 shares held by S&R. Dr. Kuno disclaims beneficial ownership of these shares except to the extent of her pecuniary interest therein. Also includes 353,530 shares held by Dr. Kuno’s husband, Dr. Ueno, and 3,800,566 shares held by S&R Foundation. Dr. Kuno disclaims beneficial ownership of these shares.

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PLAN OF DISTRIBUTION

 The selling stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of class A common stock offered by this prospectus from time to time on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●           block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●           purchases by brokers, dealers, or underwriters as principal and resale by the broker, dealer or underwriter for its account;

●           through and to brokers, dealers, or underwriters who may act solely as agents;

●           privately negotiated transactions;

●           a combination of any such methods of sale; and

●           any other method permitted pursuant to applicable law.

 The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

 Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts relating to their sales of shares to exceed what is customary in the types of transactions involved.

 The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the class A common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our class A common stock short and deliver these securities to close out their short positions, or loan or pledge the class A common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the class A common stock.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares.

 The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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 Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our class A common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our class A common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

On January 15, 2015, we entered into a registration rights with the selling stockholders, or the Registration Rights Agreement. The Registration Rights Agreement requires us to file a registration statement, of which this prospectus is a part. We are required to pay certain fees and expenses in connection with the registration of the shares of class A common stock covered by this prospectus and we have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We have also agreed under the Registration Rights Agreement to use commercially reasonable efforts to keep the registration statement effective until the earlier of (i) the date the shares of class A common stock covered by the registration statement have been disposed of by the selling stockholders, (ii) the second anniversary of the effective date of the registration statement (but one year if we are not continuously able to use Form S-3 during such period unless we are not permitted by applicable law to maintain the effectiveness for one year, and then for such shorter period as is permitted) and (iii) the date on which the shares of class A common stock covered by the registration statement may be sold without restriction pursuant to Rule 144.

 We will not receive any proceeds from the sale of the shares by the selling stockholders.

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DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our class A common stock and other capital stock. For the complete terms of our class A common stock and preferred stock, please refer to our certificate of incorporation, as amended, or our certificate of incorporation, and our restated bylaws, as amended, or our bylaws, which are exhibits to the registration statement of which this prospectus is a part. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware.

Authorized Capitalization

Our authorized capital stock consists of 270,000,000 shares of class A common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. As of January 15, 2015, we had 44,822,929 shares of class A common stock outstanding and no shares of our preferred stock outstanding. Our authorized shares of class A common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

All of our previously outstanding shares of class B common stock were converted into the same number of shares of our class A common stock on a one-for-one basis effective August 30, 2012. No shares of class B common stock may be issued by us in the future under our existing certificate of incorporation.

Common Stock

 Holders of class A common stock are entitled to one vote per share held of record on all matters submitted to a vote of the stockholders. The holders of class A common stock do not have cumulative voting rights. Directors are elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote in such election. Subject to preferences that may be applicable to any outstanding preferred stock, holders of class A common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available to pay dividends.

Upon our liquidation, dissolution, or winding up, the holders of class A common stock are entitled to receive ratably all assets after the payment of our liabilities, subject to the prior rights of any outstanding preferred stock. Holders of class A common stock have no preemptive, subscription, redemption, or conversion rights. They are not entitled to the benefit of any sinking fund. The outstanding shares of class A common stock are, validly issued, fully paid, and nonassessable. The rights, powers, preferences, and privileges of holders of class A common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors is authorized without stockholder approval to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our class A common stock. The issuance of preferred stock, while providing flexibility in connection with financings, possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of our company, may adversely affect the market price of our class A common stock and the voting and other rights of the holders of class A common stock, and may reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

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Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 imposes a supermajority vote in order for a publicly held Delaware corporation to engage in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination was approved by our board of directors prior to the time such person became interested. The vote required is two-thirds of the voting power not held by the interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” or the sale of more than 10% of our assets to the interested stockholder. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting power and any entity or person affiliated with or controlling or controlled by such entity or person.

Staggered Board; Removal and Replacement of Directors

Our board of directors is divided into three classes, class I, class II and class III, with each class serving staggered three-year terms.

Our certificate of incorporation and our bylaws provide that, directors may be removed only for cause and only by the affirmative vote of the holders of 75% or more of the combined voting power of our shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

The classification of our board of directors and the limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Stockholder Action; Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our certificate of incorporation and our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our certificate of incorporation and our by-laws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chairman of the board, our chief executive officer or our board of directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Super-Majority Vote

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 75% of the votes which all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes which all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described in the prior two paragraphs or this paragraph.

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Authorized but Unissued Shares

The authorized but unissued shares of class A common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The NASDAQ Global Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved class A common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our class A common stock is American Stock Transfer & Trust Company.

Listing on The NASDAQ Global Market

Our class A common stock has been approved for listing on The NASDAQ Global Market under the Symbol “SCMP.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The NASDAQ Global Market or any securities market or other exchange of the securities covered by such prospectus supplement.

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LEGAL MATTERS

The validity of the shares of our class A common stock being offered by this prospectus will be passed upon for us by Thomas Knapp, our Chief Legal Officer. As of January 16, 2015, Mr. Knapp holds options to purchase two hundred thirty five thousand six hundred fifty (235,650) shares of our class A common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 (as amended by Amendment No. 1 on Form 10-K/A) have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-33609):

●	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 12, 2014, as amended by Amendment No. 1 filed with the SEC on March 13, 2014 (including information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2014);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on May 9, 2014, August 6, 2014 and November 7, 2014, respectively;

●	our Current Reports on Form 8-K filed with the SEC on February 12, 2014 (as amended on February 14, 2014), March 21, 2014, May 16, 2014, May 29, 2014, July 22, 2014, August 21, 2014, September 17, 2014, October 6, 2014, October 9, 2014, October 10, 2014, October 14, 2014, October 22, 2014, October 23, 2014, December 15, 2014 and December 24, 2014; and

●	The description of our shares of common stock contained in our registration statement on Form 8-A, filed with the SEC on July 20, 2007, as amended on July 30, 2007.

We also incorporate by reference any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and such future filings will become a part of this prospectus from the date that such filings are made with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

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We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Sucampo Pharmaceuticals, Inc.

4520 East West Highway, 3rd Floor

Bethesda, Maryland 20814

Attn: Corporate Secretary

(301) 961-3400

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.               Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$41,917.68
Accounting fees and expenses	$22,000
Legal fees and expenses	$20,000
Printing and miscellaneous fees and expenses	$5,000
Total	$88,917.68

Item 15.                Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

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We maintain a general liability insurance policy which covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with our directors and officers.

Item 16.               Exhibits

See the Exhibit Index which is incorporated herein by reference.

Item 17.                Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on January 16, 2015.

SUCAMPO PHARMACEUTICALS, INC.

/s/ PETER S. GREENLEAF
By:
Peter S. Greenleaf
Chief Executive Officer

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Peter Greenleaf and Andrew Smith, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ PETER S. GREENLEAF	Chief Executive Officer and Director	January 16, 2015
Peter S. Greenleaf	(Principal Executive Officer)

Vice President
/s/ ANDREW P. SMITH	(Principal Accounting Officer)	January 16, 2015
Andrew P. Smith

/s/ WILLIAM L. ASHTON	Director	January 16, 2015
William L. Ashton

/s/ ANTHONY C. CELESTE	Director	January 16, 2015
Anthony C. Celeste

/s/ DANIEL P. GETMAN	Chairman and Director	January 16, 2015
Daniel P. Getman

/s/ Barbara A. Munder	Director	January 16, 2015
Barbara A. Munder

/s/ Maureen E. O’Connell	Director	January 16, 2015
Maureen E. O’Connell

S-1

/s/ Kei S. Tolliver	Director	January 16, 2015
Kei S. Tolliver

/s/ JOHN H. JOHNSON	Director	January 16, 2015
John H. Johnson

S-2

EXHIBIT INDEX

Exhibit
Number

3.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 29, 2008 (File No. 001-33609)).

3.2	Certificate of Amendment (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 29, 2008 (File No. 001-33609)).

3.3	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 2, 2013 (File No. 001-33609)).

4.1	Specimen Stock Certificate evidencing the shares of class A common stock (Incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 5 to Registration Statement on Form S-1, filed with the SEC on February 1, 2007 (File No. 333-135133).

5.1	Opinion of Chief Legal Officer of Registrant.

10.1	Registration Rights Agreement, dated as of January 15, 2015, by and among the Company and the selling stockholders party thereto.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Chief Legal Officer of Registrant is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.